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                                                                     Exhibit 5.1


                        [LETTERHEAD OF ALSTON & BIRD LLP]



                                January 30, 2002


JDN Realty Corporation
359 East Paces Ferry Road, NE
Suite 400
Atlanta, Georgia  30305

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to JDN Realty Corporation, a Maryland corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 248,000 shares of the Company's common stock, par value $.01 per share (collectively, the "Shares") which are being offered for the account of the selling stockholder named in the Registration Statement. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         For purposes of this opinion letter, we have examined copies of the charter of the Company, the bylaws of the Company, and certain resolutions of the Board of Directors of the Company (the "Resolutions") relating to the issuance of the Shares, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, and the Registration Statement and such other records, agreements and documents as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. We have made such further legal and factual examinations and investigations as we in our professional judgment, have deemed appropriate to render the opinion contained herein.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares have not been issued in violation of the ownership limit contained in the Company's charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

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JDN Realty Corporation
January 30, 2002
Page 2

         Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares specified in the Resolutions, the Shares have been validly issued by the Company and are fully paid and non-assessable.

         This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement, and the opinion expressed herein is as of the date hereof. We assume no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                    Very truly yours,


                                    ALSTON & BIRD LLP

                                    By: /s/ Brad S. Markoff
                                        -------------------------------
                                        Brad S. Markoff, Partner